Exhibit 4.5

WARRANT AGREEMENT

BETWEEN

GREENHUNTER ENERGY, INC.

AND

SECURITIES TRANSFER CORPORATION

DATED AS OF                                          , 2012

WARRANT AGREEMENT

This Warrant Agreement (the “Agreement”), dated as of                                 , 2012, is between GreenHunter Energy, Inc., a Delaware corporation (the “Company”) and Securities Transfer Corporation, a Texas corporation (the “Warrant Agent”).

The Company, at or about the time that it is entering into this Agreement, proposes to issue and sell to public investors (the “Purchasers”) up to 143,750 shares of its Series C Preferred Stock (including shares of Series C Preferred Stock sold pursuant to an over-allotment option) together with the additional shares of Series C Preferred Stock, par value $0.001 per share, the “Series C Preferred Stock”). In addition to the Series C Preferred Stock, the Company also proposes to issue and sell to public investors warrants (including warrants issued pursuant to an over-allotment option) (the “Warrants”) to purchase up to 1,437,500 shares of its common stock, par value $0.001 per share (the “Common Stock”). The Warrants are exercisable upon the terms and conditions and subject to adjustment in certain circumstances, all as set forth in this Agreement. The issuance and sale of the Series C Preferred Stock and the Warrants is referred to herein as the “Offering”.

The Company wishes to retain the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, cancellation, transfer, exchange, redemption, and exercise of the Warrants to be issued under this Agreement.

The Company and the Warrant Agent wish to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of (i) in the case of the Book-Entry Warrants, the Registered Holder thereof and (ii) in the case of Warrants held through the book-entry facilities of the Depositary or by or through persons that are direct participants in the Depositary, the Beneficial Holders thereof ((i) and (ii) collectively, the “Holders”), and to set forth the respective rights and obligations of the Company and the Warrant Agent. Each Holder is an intended beneficiary of this Agreement with respect to the rights of Holder herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definition of Terms. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

(a) “Business Day” shall mean day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

(b) “Beneficial Holder” shall mean any person or entity that holds beneficial interests in a Global Warrant Certificate.

(c) “Common Stock Equivalents” shall mean Securities that are convertible into or exercisable for (directly or indirectly) shares of Common Stock.

(d) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(e) “Expiration Date” shall mean 5:00 p.m., New York City time, on                                 , 2015, or if such day is not a Business Day, the next succeeding day which is a Business Day.

(f) “NASDAQ” shall mean The NASDAQ Stock Market (including any of its subdivisions) or any successor market thereto.

(g) “NYSE Amex” shall mean The New York Stock Exchange (NYSE) Amex Equities or any successor stock exchange thereto.

(h) “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

(i) “Securities Act” shall mean the Securities Act of 1933, as amended.

(j) “Warrant Shares” shall mean Common Stock, Common Stock Equivalents and any other securities (including any securities of any successor entity) purchased or purchasable upon exercise of the Warrants (and, if the context requires, securities which may thereafter be issued by the Company in respect of any such securities so purchased, by means of any stock splits, stock dividends, recapitalizations, reclassifications or the like).

Section 1.2 Table of Defined Terms.

Term	Section Number
Agreement	Recitals
Appropriate Officer	Section 3.3(a)
Beneficial Ownership Limitation	Section 4.5(e)
Book-Entry Warrants	Section 3.1
Common Stock	Recitals
Company	Recitals
Depositary	Section 3.2(b)
Exercise Amount	Section 4.5(a)
Exercise Form	Section 4.3(a)
Exercise Price	Section 4.1
Global Warrant Certificates	Section 3.2(a)
Holder	Section 4.1
Issue Date	Section 3.1
Offering	Reciatls
Purchasers	Recitals
Registered Holder	Section 3.4(d)
Rule 144	Section 7.1
Series C Preferred Stock	Recitals
Special Dividend	Section 5.1(b)
Warrants	Recitals
Warrant Agent	Recitals
Warrant Register	Section 3.4(c)
Warrant Statements	Section 3.1

ARTICLE II

APPOINTMENT OF WARRANT AGENT

Section 2.1 Appointment. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

ARTICLE III

WARRANTS

Section 3.1 Issuance of Warrants. On the terms and subject to the conditions of this Agreement, on each closing date of the Offering (each, a “Closing Date”) or a date that is as soon as reasonably practicable after such Closing Date, but in any event no later than five (5) days after such Closing Date (such date, the “Issue Date”), the Company will issue Warrants to purchase ten (10) shares of Common Stock for every one (1) share of Series C Preferred Stock purchased by a Purchaser. On such date, the Company will deliver, or cause to be delivered to the Depositary, one or more Global Warrant Certificates evidencing a portion of the Warrants. The remainder of the Warrants shall be issued by book-entry registration on the books of the Warrant Agent (“Book-Entry Warrants”) and shall be evidenced by statements issued by the Warrant Agent from time to time to the Registered Holders of Book-Entry Warrants reflecting such book-entry position (the “Warrant Statements”).

Section 3.2 Form of Warrant.

(a) Subject to Section 6.1 of this Agreement, the Warrants shall be issued (i) via book-entry registration on the books and records of the Warrant Agent and evidenced by the Warrant Statements, in substantially the form set forth in Exhibit A-1 attached hereto, and/or (ii) in the form of one or more global certificates (the “Global Warrant Certificates”), with the forms of election to exercise and of assignment printed on the reverse thereof, in substantially the form set forth in Exhibit A-2 attached hereto. The Warrant Statements and Global Warrant Certificates may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, or, be determined by (i) in the case of Global Warrant Certificates, the Appropriate Officers executing such Global Warrant Certificates, as evidenced by their execution of the Global Warrant Certificates, or (ii) in the case of a Warrant Statement, any Appropriate Officer, and all of which shall be reasonably acceptable to the Warrant Agent.

(b) The Global Warrant Certificates shall be deposited on or after the Issue Date with the Warrant Agent and registered in the name of Cede & Co., as the nominee of The Depository Trust Company (the “Depositary”). Each Global Warrant Certificate shall represent such number of the outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

Section 3.3 Execution of Global Warrant Certificates.

(a) The Global Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, any Senior Vice President or its Treasurer (each, an “Appropriate Officer”). Each such signature upon the Global Warrant Certificates may be in the form of a facsimile signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Global Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any Appropriate Officer.

(b) If any Appropriate Officer who shall have signed any of the Global Warrant Certificates shall cease to be such Appropriate Officer before the Global Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Global Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such Appropriate Officer had not ceased to be such Appropriate Officer of the Company; and any Global Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Global Warrant Certificate, shall be a proper Appropriate Officer of the Company to sign such Global Warrant Certificate, although at the date of the execution of this Agreement any such person was not such Appropriate Officer.

Section 3.4 Registration and Countersignature.

(a) Upon written order of the Company, the Warrant Agent shall (i) register in the Warrant Register the Book-Entry Warrants and (ii) upon receipt of the Global Warrant Certificates duly executed on behalf of the Company, countersign one or more Global Warrant Certificates evidencing Warrants. Such written order of the Company shall specifically state the number of Warrants that are to be issued as Book-Entry Warrants and the number of Warrants that are to be issued as a Global Warrant Certificate. A Global Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof.

(b) No Global Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Global Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Global Warrant Certificate executed by the Company shall be conclusive evidence that such Global Warrant Certificate so countersigned has been duly issued hereunder.

(c) The Warrant Agent shall keep, at an office designated for such purpose, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Book-Entry Warrants as well as any Global Warrant Certificates and exchanges and transfers of outstanding Warrants in accordance with the procedures set forth in Section 6.1 of this Agreement, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of the Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the Registered Holder in connection with any such exchange or registration of transfer. The Warrant Agent shall have no obligation to effect an exchange or register a transfer unless and until any payments required by the immediately preceding sentence have been made.

(d) Prior to due presentment for registration of transfer or exchange of any Warrant in accordance with the procedures set forth in this Agreement, the Company and the Warrant Agent may deem and treat the person in whose name any Warrant is registered upon the Warrant Register (the “Registered Holder” of such Warrant) as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing on a Global Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, any distribution to the holder thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

ARTICLE IV

TERMS AND EXERCISE OF WARRANTS

Section 4.1 Exercise Price. On the Issue Date, each Warrant shall entitle (i) in the case of the Book-Entry Warrants, the Registered Holder thereof and (ii) in the case of Warrants held through the book-entry facilities of the Depositary or by or through persons that are direct participants in the Depositary, the Beneficial Holder thereof ((i) and (ii) collectively, the “Holder”), subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of Warrant Shares, at the price of $2.00 per whole share (as the same may be hereafter adjusted pursuant to Article V, the “Exercise Price”) specified in such Warrant.

Section 4.2 Duration of Warrants. Warrants may be exercised by the Holder thereof at any time and from time to time during the period commencing on the Issue Date and terminating at 5:00 p.m., New York City time, on the Expiration Date. Any Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date, shall become permanently and irrevocably null and void at 5:00 p.m., New York City time, on the Expiration Date, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at such time.

Section 4.3 Method of Exercise.

(a) Subject to the provisions of the Warrants and this Agreement, the Holder of a Warrant may exercise such Holder’s right to purchase the Warrant Shares, in whole or in part, by: (x) in the case of persons who hold Book-Entry Warrants, providing an exercise form for the election to exercise such Warrant (“Exercise Form”) substantially in the form of Exhibit B-1 hereto, properly completed and executed by the Registered Holder thereof, together with payment of the Exercise Amount in accordance with Section 4.5(a), to the Warrant Agent, and (y) in the case of Warrants held through the book-entry facilities of the Depositary or by or through persons that are direct participants in the Depositary, providing an Exercise Form (as provided by such Holder’s broker) to its broker, properly completed and executed by the Beneficial Holder thereof, together with payment of the Exercise Amount in accordance with Section 4.5(a).

(b) Any exercise of a Warrant pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms.

(c) The Warrant Agent shall:

(i) examine all Exercise Forms and all other documents delivered to it by or on behalf of Holders as contemplated hereunder to ascertain whether or not, on their face, such Exercise Forms and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii) where an Exercise Form or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, endeavor to inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii) inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between Exercise Forms received and the delivery of Warrants to the Warrant Agent’s account;

(iv) advise the Company no-later than three (3) Business Days after receipt of an Exercise Form, of (A) the receipt of such Exercise Form and the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (B) the instructions with respect to delivery of the Warrant Shares deliverable upon such exercise, subject to timely receipt from the Depositary of the necessary information, and (C) such other information as the Company shall reasonably require; and

(v) subject to Warrant Shares being made available to the Warrant Agent by or on behalf of the Company for delivery to the Depositary, liaise with the Depositary and endeavor to effect such delivery to the relevant accounts at the Depositary in accordance with its customary requirements.

(d) The Company reserves the right to reasonably reject any and all Exercise Forms not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Such determination by the Company shall be final and binding on the Holders of the Warrants, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in Exercise Forms with regard to any particular exercise of Warrants. Neither the Company nor the Warrant Agent shall be under any duty to give notice to the Holders of the Warrants of any irregularities in any exercise of Warrants, nor shall it incur any liability for the failure to give such notice.

Section 4.4 Issuance of Warrant Shares.

(a) Upon exercise of any Warrants pursuant to Section 4.3 and clearance of the funds in payment of the Exercise Price, the Company shall promptly at its expense, and in no event later than five (5) Business Days thereafter, cause to be issued to the Holder of such Warrants the total number of whole Warrant Shares for which such Warrants are being exercised (as the same may be hereafter adjusted pursuant to Article V) in such denominations as are requested by the Holder as set forth below:

(i) in the case of a Beneficial Holder who holds the Warrants being exercised through the Depositary’s book-entry transfer facilities, by same-day or next-day credit to the Depositary for the account of such Beneficial Holder or for the account of a participant in the Depositary the number of Warrant Shares to which such person is entitled, in each case registered in such name and delivered to such account as directed in the Exercise Form by such

Beneficial Holder or by the direct participant in the Depositary through which such Beneficial Holder is acting, or

(ii) in the case of a Registered Holder who holds the Warrants being exercised in the form of Book-Entry Warrants, a book-entry interest in the Warrant Shares registered on the books of the Company’s transfer agent.

(b) If less than all of the Warrants evidenced by a Global Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the Expiration Date, a new Global Warrant Certificate or Global Warrant Certificates shall be issued for the remaining number of Warrants evidenced by the Global Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign the required new Global Warrant Certificate or Certificates pursuant to the provisions of Section 3.4 and this Section 4.4.

Section 4.5 Exercise of Warrant.

(a) Right to Exercise for Cash. Warrants may be exercised by the Holders thereof by delivery of payment to the Warrant Agent, for the account of the Company, by certified or bank cashier’s check payable to the order of the Company (or as otherwise agreed to by the Company), in lawful money of the United States of America, of the full Exercise Price for the number of Warrant Shares specified in the Exercise Form (which shall be equal to the Exercise Price multiplied by the number of Warrant Shares in respect of which any Warrants are being exercised) and any and all applicable taxes and governmental charges due in connection with the exercise of Warrants and the exchange of Warrants for Warrant Shares (the “Exercise Amount”).

(b) Forced Exercise.

(i) If the price per share of Common Stock is equal to or greater than the volume-weighted average closing price of $3.50 for any ten (10) consecutive trading-day period (the end of any such period, the “Exercise Trigger Date”) at any time after the Issue Date, the Company, at its option, may elect to force Holders to exercise the Warrants then outstanding into Warrant Shares, in whole or in part on a pro-rata basis by delivering a notice to each Holder no later than fifteen (15) days following such Exercise Trigger Date as provided in Section 4.5(b)(ii) below (the “Forced Exercise Notice”). Forced Exercise Notices shall be given no later than fifteen (15) days following the applicable Exercise Trigger Date by mailing, by registered or certified mail, return receipt requested, a copy of such notice to the Warrant Agent and to all of the holders of record of Warrants at their respective addresses appearing on the Warrant Register or books or transfer records of the Company or such other address designated in writing by the holder of record to the Warrant Agent. The date of delivery of the Forced Exercise Notice shall be the “Delivery Date.”

(ii) The Holders shall have twenty (20) days following the Delivery Date to exercise the Warrants that have been called for forced exercise pursuant to Section 4.5(b)(i), in the manner provided in Section 4.5(a). Any Warrants that have been called for forced exercise pursuant to Section 4.5(b)(i), together with payment of the Exercise Price for all such Warrants, that have not been delivered to the Warrant Agent for exercise after twenty (20) days following the Delivery Date shall be cancelled and all rights of the Holders with respect to such Warrants shall terminate.

(iii) Notwithstanding anything to the contrary in this Section 4.5(b), the Company may not provide a Forced Exercise Notice pursuant to this Section 4.5 at any time at which the Warrants are not currently exercisable as a result of the application of either Section 4.5(c) or Section 4.6. If, during the period between the Forced Exercise Notice and the Delivery Date, the Warrants become not currently exercisable as a result of the application of either Section 4.5(c) or Section 4.6, the Delivery Date shall be extended and deemed to be the tenth business day after such restriction on exercise lapses.

(c) The Company shall not effect any exercise of a Warrant, and a Holder shall not have the right to exercise any portion of a Warrant, pursuant to Section 4.5 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Form, such Holder (together with such Holder’s affiliates, and any other persons acting as a group together with such Holder or any of such Holder’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock or Common Stock Equivalents issuable upon exercise of the Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock or Common Stock Equivalents which would be issuable upon (i) exercise of the remaining, nonexercised portion of the Warrant beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Equity Securities) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4.5(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by such Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 4.5(c) applies, the determination of whether the Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of the Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of an Exercise Form shall be deemed to be such Holder’s determination of whether the Warrant is exercisable (in relation to other securities owned by such Holder together with any affiliates) and of which portion of the Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company and the Warrant Agent shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4.5(c), in determining the number of outstanding shares of Common Stock, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Warrant Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Warrant Agent shall, within two (2) Business Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrant, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. Such Holder, upon not less than forty-five (45) days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4.5(c), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Warrant held by such Holder and the provisions of this Section 4.5(c) shall continue to apply. Any such increase or decrease will not be effective until the 45th day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4.5(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor Holder of the Warrant.

Section 4.6 Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of Warrants such number of Warrant Shares as may be from time to time issuable upon exercise in full of the Warrants. All Warrant Shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, and the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue all Warrant Shares in compliance with this sentence. If at any time prior to the Expiration Date the number and kind of authorized but unissued shares of the Company’s capital stock shall not be sufficient to permit exercise in full of the Warrants, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares· to such number of shares as shall be sufficient for such purposes. The Company agrees that its issuance of Warrants shall constitute full authority to its officers who are charged with the issuance of Warrant Shares to issue shares of Common Stock upon the exercise of Warrants. Without limiting the generality of the foregoing, the Company will not increase the stated or par value per share, if any, of the Common Stock above the Exercise Price in effect immediately prior to such increase in stated or par value.

Section 4.7 Fractional Shares. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of Warrants, and in any case where the Registered Holder would, except for the provisions of this Section 4.7, be entitled under the terms of Warrants to receive a fraction of a share upon the exercise of such Warrants, the Company shall, upon the exercise of such Holder’s Warrants, issue or cause to be issued only the largest whole number of Warrant Shares issuable on such exercise (and such fraction of a share will be disregarded); provided, that if more than one Warrant is presented for exercise at the same time by the same Holder, the number of whole Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares issuable on exercise of all such Warrants.

Section 4.8 Listing. Prior to the issuance of any Warrant Shares upon exercise of Warrants, the Company shall secure the listing of such shares of Common Stock or other Warrant Shares upon each national securities exchange or stock market, if any, upon which shares of Common Stock (or securities of the same class as such other Warrant Shares, if applicable) are then listed (subject to official notice of issuance upon exercise of Warrants) and shall maintain, so long as any other shares of Common Stock (or, as applicable, other securities) shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of Warrants.

ARTICLE V

ADJUSTMENT OF SHARES OF COMMON STOCK PURCHASABLE

AND OF EXERCISE PRICE

The number and kind of securities or other property purchasable upon exercise of a Warrant shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of any of the following events:

Section 5.1 Dividends.

(a) In case the Company shall (1) pay a dividend in, or make a distribution of, shares of capital stock on its outstanding Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of such shares, or (3) combine its outstanding shares of Common Stock into a smaller number of such shares, the total number of shares of Common Stock purchasable upon the exercise of each Warrant outstanding immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive at the same aggregate Exercise Price the number of shares of capital stock (of one or more classes) which such Holder would have owned or have been entitled to receive immediately following the happening of any of the events described above had such Warrant been exercised in full immediately prior to the record date with respect to such event. Any adjustment made pursuant to this Subsection shall, in the case of a stock dividend or distribution, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of an adjustment made pursuant to this Subsection, the Holder thereafter shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be evidenced by a Board resolution filed with the Warrant Agent) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

(b) If at any time prior to the exercise in full of the Warrants, the Company shall fix a record date for the issuance or making of a distribution to all holders of the Common Stock or any other Warrant Shares for which Warrants are exercisable (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of evidences, of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a combination, reclassification or recapitalization referred to in Section 5.1(a) and regular quarterly cash dividends) or of subscription rights, options or warrants to purchase or acquire Common Stock or Common Stock Equivalents (excluding those referred to in Section 5.1(a) (any such event being herein called a “Special Dividend”), the Exercise Price shall be decreased immediately after the record date for such Special Dividend to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the then current market price of the Common Stock on such record date less the fair market value (as determined in good faith by the Company’s Board of Directors based on the written advice of an independent investment banking firm of national reputation) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of Common Stock (as so determined). Any adjustment required by this Section 5.1(b) shall be made successively whenever such a record date is fixed and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price that was in effect immediately prior to such record date.

Section 5.2 n the event of a capital reorganization or a reclassification of the Common Stock (except as provided in Section 5.1 or Section 5.4), any Holder, upon exercise of Warrants, shall be entitled to receive, in substitution for the Common Stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that he would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if such Warrants had been exercised immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as determined by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a certified Board resolution filed with the Warrant Agent) shall be made for the application of this Section 5 with respect to the rights and interests thereafter of the Holders (including but not limited to the allocation of the Exercise Price between or among shares of classes of capital stock), to the end that this Section 5 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or securities or other property (or cash) thereafter deliverable upon the exercise of the Warrants.

Section 5.3 Whenever the number of shares of Common Stock or other securities purchasable upon exercise of a Warrant is adjusted as provided in this Section 6, the Company will promptly file with the Warrant Agent a certificate signed by a Chairman or co-Chairman of the Board, the Chief Executive, the President, the Chief Financial Officer or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the number and kind of securities or other property purchasable upon exercise of a Warrant, as so adjusted, stating that such adjustments in the number or kind of shares or other securities or property conform to the requirements of this Section 5, and setting forth a brief statement of the facts accounting for such adjustments. Promptly after receipt of such certificate, the Company, or the Warrant Agent at the Company’s request, will deliver, by first-class, postage prepaid mail, a brief summary thereof (to be supplied by the Company) to the Registered Holders and Beneficial Holders of the outstanding Warrants; provided, however, that failure to file or to give any notice required under this Subsection, or any defect therein, shall not affect the legality or validity of any such adjustments under this Section 6; and provided, further, that, where appropriate, such notice may be given in advance and included as part of the notice required to be given pursuant to Section 10.2 hereof.

Section 5.4 In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the corporation formed by such consolidation or merger or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Warrant Agent a supplemental warrant agreement providing that the Holder of each Warrant then outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation, merger, sale or transfer by a Holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section. The above provision of this Subsection shall similarly apply to successive consolidations, mergers, sales or transfers.

The Warrant Agent shall not be under any responsibility to determine the correctness of any provision contained in any such supplemental warrant agreement relating to either the kind or amount of shares of stock or securities or property (or cash) purchasable by Holders of Warrants upon the exercise of their Warrants after any such consolidation, merger, sale or transfer or of any adjustment to be made with respect thereto, but subject to the provisions of Section 20 hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, a certificate of a firm of independent certified public accountants (who may be the accountants regularly employed by the Company) with respect thereto.

Section 5.5 Irrespective of any adjustments in the number or kind of shares issuable upon exercise of Warrants, any Global Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Global Warrant Certificates initially issuable pursuant to this Warrant Agreement.

Section 5.6 For the purpose of this Section, the term “Common Stock” shall mean (a) the Common Stock or (b) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to this Section, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section, and all other provisions of this Agreement, with respect to the Common Stock, shall apply on like terms to any such other shares.

ARTICLE VI

TRANSFER AND EXCHANGE

OF WARRANTS AND WARRANT SHARES

Section 6.1 Registration of Transfers and Exchanges.

(a) Transfer and Exchange of Global Warrant Certificates or Beneficial Interests Therein. The transfer and exchange of Global Warrant Certificates or beneficial interests therein shall be effected through the Depositary, in accordance with this Agreement and the procedures of the Depositary therefor.

(b) Exchange of a Beneficial Interest in a Global Warrant Certificate for a Book-Entry Warrant.

(i) Any Holder of a beneficial interest in a Global Warrant Certificate may, upon request, exchange such beneficial interest for a Book-Entry Warrant. Upon receipt by the Warrant Agent from the Depositary or its nominee of written instructions or such other form of instructions as is customary for the Depositary on behalf of any person having a beneficial interest in a Global Warrant Certificate, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be reduced by the number of Warrants to be represented by the Book-Entry Warrants to be issued in exchange for the beneficial interest of such person in the Global Warrant Certificate and, following such reduction, the Warrant Agent shall register in the name of the Holder a Book-Entry Warrant and deliver to said Holder a Warrant Statement.

(ii) Book-Entry Warrants issued in exchange for a beneficial interest in a Global Warrant Certificate pursuant to this Section 6.1(b) shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Warrant Statements to the persons in whose names such Warrants are so registered.

(c) Transfer and Exchange of Book-Entry Warrants. When Book-Entry Warrants are presented to the Warrant Agent with a written request:

(i) to register the transfer of the Book-Entry Warrants; or

(ii) to exchange such Book-Entry Warrants for an equal number of Book-Entry Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if its customary requirements for such transactions are met; provided, however, that the Warrant Agent has received a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Registered Holder thereof or by his attorney, duly authorized in writing.

(d) Restrictions on Exchange or Transfer of a Book-Entry Warrant for a Beneficial Interest in a Global Warrant Certificate. A Book-Entry Warrant may not be exchanged for a beneficial interest in a Global Warrant Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of appropriate instruments of transfer with respect to a Book-Entry Warrant, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Book-Entry Warrant, then the Warrant Agent shall cancel such Book-Entry Warrant on the Warrant Register and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant

Certificates are then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant Certificate representing the appropriate number of Warrants.

(e) Restrictions on Transfer and Exchange of Global Warrant Certificates. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 6.1(f)), unless and until it is exchanged in whole for a Book-Entry Warrant, a Global Warrant Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f) Book-Entry Warrants. If at any time:

(i) the Depositary for the Global Warrant Certificates notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant Certificates and a successor Depositary for the Global Warrant Certificates is not appointed by the Company within 90 days after delivery of such notice; or

(ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to exclusively cause the issuance of Book-Entry Warrants under this Agreement,

then the Warrant Agent, upon written instructions signed by an Appropriate Officer of the Company, shall register Book-Entry Warrants in the name of the Registered Holder thereof, in an aggregate number equal to the number of Warrants represented by the Global Warrant Certificates, in exchange for such Global Warrant Certificates.

(g) Restrictions on Transfer. No Warrants or Warrant Shares shall be sold, exchanged or otherwise transferred in violation of the Securities Act or applicable state securities laws.

(h) Cancellation of Global Warrant Certificate. At such time as all beneficial interests in Global Warrant Certificates have either been exchanged for Book-Entry Warrants, redeemed, repurchased or cancelled, all Global Warrant Certificates shall be returned to, or retained and cancelled by, the Warrant Agent, upon written instructions from the Company satisfactory to the Warrant Agent.

Section 6.2 Obligations with Respect to Transfers and Exchanges of Warrants.

(i) To permit registrations of transfers and exchanges, the Company shall execute Global Warrant Certificates, if applicable, and the Warrant Agent is hereby authorized, in accordance with the provisions of Section 3.4 and this Article VI, to countersign such Global Warrant Certificates, if applicable, or register Book-Entry Warrants, if applicable, as required pursuant to the provisions of this Article VI and for the purpose of any distribution of new Global Warrant Certificates contemplated by Section 8.2 or additional Global Warrant Certificates contemplated by Article V.

(ii) All Book-Entry Warrants and Global Warrant Certificates issued upon any registration of transfer or exchange of Book-Entry Warrants or Global Warrant

Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Book-Entry Warrants or Global Warrant Certificates surrendered upon such registration of transfer or exchange.

(iii) No service charge shall be made to a Holder for any registration, transfer or exchange but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed on the Holder in connection with any such exchange or registration of transfer.

(iv) So long as the Depositary, or its nominee, is the registered owner of a Global Warrant Certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Warrants represented by such Global Warrant Certificate for all purposes under this Agreement. Except as provided in Sections 6.1(b) and (f) upon the exchange of a beneficial interest in a Global Warrant Certificate for Book-Entry Warrants, Beneficial Holders will not be entitled to have any Warrants registered in their names, and will under no circumstances be entitled to receive physical delivery of any such Warrants and will not be considered the Registered Holder thereof under the Warrants or this Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

(v) Subject to Sections 6.1(b), (c) and (d), and this Section 6.2, the Warrant Agent shall, upon receipt of all information required to be delivered hereunder, from time to time to register the transfer of any outstanding Warrants in the Warrant Register; upon surrender of Global Warrant Certificates, if applicable, representing such Warrants at the Warrant Agent’s office as set forth in Section 10.2, duly endorsed, and accompanied by a completed form of assignment substantially in the form of Exhibit C hereto (or with respect to a Book-Entry Warrant, only such completed form of assignment substantially in the form of Exhibit C hereto), duly signed by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program. Upon any such registration of transfer, a new Global Warrant Certificate or a Warrant Statement, as the case may be, shall be issued to the transferee.

Section 6.3 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a Warrant.

ARTICLE VII

INFORMATION

Section 7.1 Reports. With a view to making available to Registered Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Registered Holder to sell securities of the Company to the public without registration (collectively, “Rule 144”), in the event such benefits are required under then applicable law in order for such Registered Holder to sell Warrants or Warrant Shares without registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, for so long as any Warrants or Warrant Shares are outstanding;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to such Registered Holder forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing such holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

ARTICLE VIII

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANTS

Section 8.1 No Rights or Liability as Stockholder; Notice to Registered Holders. Nothing contained in the Warrants shall be construed as conferring upon the Holder or his, her or its transferees the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company. No provision thereof and no mere enumeration therein of the rights or privileges of the Holder shall give rise to any liability of such holder for the Exercise Price hereunder or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. The Company shall give notice to Registered Holders by registered mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

(a) the Company shall authorize the payment of any dividend payable in any securities upon shares of Common stock or authorize the making of any distribution (other than a regular quarterly cash dividend) to all holders of Common stock;

(b) the Company shall authorize the issuance to all holders of Common stock of any additional shares of Common stock or Common stock Equivalents or of rights, options or warrants to subscribe for or purchase Common stock or Common stock Equivalents or of any other subscription rights, options or warrants;

(c) a dissolution, liquidation or winding up of the Company shall be proposed; or

(d) a capital reorganization or reclassification of the Common stock (other than a subdivision or combination of the outstanding Common stock and other than a change in the par value of the Common stock)· or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common stock outstanding) or in the case of any sale or conveyance to another corporation or other entity of the property of the Company as an entirety or substantially as an entirety.

Such giving of notice shall be initiated at least fifteen (15) Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company’s stock transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of the stockholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

Section 8.2 Lost, Stolen, Mutilated or Destroyed Global Warrant Certificates. If any Global Warrant Certificate is lost, stolen, mutilated or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Global Warrant Certificate, or in lieu of and substitution for the Global Warrant Certificate lost, stolen or destroyed, a new Global Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence and an affidavit reasonably satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Global Warrant Certificate, and an indemnity of the Company and Warrant Agent for any losses in connection therewith, if requested by either the Company or the Warrant Agent, also satisfactory to them. Applicants for such substitute Global Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.

Section 8.3 No Restrictive Legends. No legend shall be stamped or imprinted on any stock certificate for Warrant Shares issued upon the exercise of any Warrant and or stock certificate issued upon the direct or indirect transfer of any such Warrant Shares.

Section 8.4 Cancellation of Warrants. If the Company shall purchase or otherwise acquire Warrants, the Global Warrant Certificates and the Book-Entry Warrants representing such Warrants shall thereupon be delivered to the Warrant Agent, if applicable, and be cancelled by it and retired. The Warrant Agent shall cancel all Global Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part. Such cancelled Global Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company provided in writing to the Warrant Agent.

ARTICLE IX

CONCERNING THE WARRANT AGENT AND OTHER MATTERS

Section 9.1 Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of the Warrant Shares upon the exercise of Warrants, but any taxes or charges in connection with the issuance of Warrants or Warrant Shares in any name other than that of the Holder of the Warrants shall be paid by such Holder; and in any such case, the Company shall not be required to issue or deliver any Warrants or Warrant Shares until such taxes or charges shall have been paid or it is established to the Company’s satisfaction that no tax or charge is due.

Section 9.2 Resignation, Consolidation or Merger of Warrant Agent.

(a) Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, rights, immunities, duties and obligations of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

(b) Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall (i) give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common stock not later than the effective date of any such appointment, and (ii) cause written notice thereof to be delivered to each Registered Holder at such holder’s address appearing on the Warrant Register. Failure to give any notice provided for in this Section 9.2(b) or any defect therein shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

(c) Merger, Consolidation or Name Change o/Warrant Agent.

(i) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement, without any further act or deed, if such person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 9.2(a). If any of the Global Warrant Certificates have been countersigned but not delivered at the time such successor to the Warrant Agent succeeds under this Agreement, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Global Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Global Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

(ii) If at any time the name of the Warrant Agent is changed and at such time any of the Global Warrant Certificates have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Global Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Global Warrant Certificates either in its prior name or in its changed name; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

Section 9.3 Fees and Expenses of Warrant Agent.

(a) Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

(b) Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

Section 9.4 Liability of Warrant Agent.

(a) Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer or Chairman of the Board of Directors of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

(b) Indemnity. The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent’s negligence, willful misconduct or bad faith. Notwithstanding the foregoing, the Company shall not be responsible for any settlement made without its written consent. No provision in this Agreement shall be construed to relieve the Warrant Agent from liability for its own negligence, willful misconduct or bad faith.

(c) Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Article V hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Warrant Shares will, when issued, be valid and fully paid and nonassessable.

Section 9.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for and pay to the Company all moneys received by the Warrant Agent for the purchase of Warrant Shares through the exercise of Warrants.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1 Binding Effects; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the Company, the Warrant Agent and the Holders and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the Company, the Warrant Agent and the Holders, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 10.2 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or registered mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by facsimile transmission. Such notice or communication shall be deemed given (a) if mailed, two (2) days after the date of mailing, (b) if sent by national courier service, one Business Day after being sent, (c) if delivered personally, when so delivered, or (d) if sent by facsimile transmission, on the Business Day after such facsimile is transmitted, in each case as follows:

if to the Warrant Agent, to:

Securities Transfer Corporation

[Address]

Attention: [            ]

Facsimile: [            ]

if to the Company, to:

GreenHunter Energy, Inc.

1048 Texan Trail

Grapevie, TX 76051

Attention: General Counsel

Facsimile: (            )             -

if to Registered Holders, at their addresses as they appear in the Warrant Register.

Section 10.3 Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holders, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sale and exclusive benefit of the parties hereto, their successors and assigns and the Holders.

Section 10.4 Examination of this Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in                     , for examination by the Holder of any Warrant. Prior to such examination, the Warrant Agent may require any such holder to submit his Warrant for inspection by it.

Section 10.5 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 10.6 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.

Section 10.7 Amendments.

(a) Subject to Section 10.7(b) below, this agreement may not be amended except in writing signed by both parties hereto.

(b) The Company and the Warrant Agent may from time to time supplement or amend this Agreement or the Warrants (a) without the approval of any Holders in order to cure any ambiguity, manifest error or other mistake in this Agreement or the Warrants, or to correct or supplement any provision contained herein or in the Warrants that may be defective or inconsistent with any other provision herein or in the Warrants, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the Holders or (b) with the prior written consent of Holders exercisable for a majority of the Warrant Shares then issuable upon exercise of the Warrants then outstanding. Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 10.7 will be binding upon all Holders and upon each future Holder, the Company and the Warrant Agent. In the event of any amendment, modification or waiver, the Company will give prompt notice thereof to all Registered Holders and, if appropriate, notation thereof will be made on all Global Warrant Certificates thereafter surrendered for registration of transfer or exchange.

Section 10.8 No Inconsistent Agreements; No Impairment. The Company will not, on or after the date hereof, enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders in the Warrants or the provisions hereof. The Company represents and warrants to the Holders that the rights granted hereunder do not in any way conflict with the rights granted to holders of the Company’s securities under any other agreements. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of the Warrants and in the taking of all such action as may be necessary in order to preserve the exercise rights of the Holders against impairment.

Section 10.9 Integration/Entire Agreement. This Agreement, together with the Warrants, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Company, the Warrant Agent and the Holders in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the Warrants. This Agreement and the Warrants supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 10.10 Governing Law, Etc. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State. Each party hereto consents and submits to the jurisdiction of the courts of the State of New York and of the federal courts of the Southern District of New York in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby. In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 10.2 hereof. Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on forum non conveniens or lack of jurisdiction or venue in any such court in any such action or proceeding.

Section 10.11 Termination. This Agreement shall terminate on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised. The provisions of Section 9.4 and this Article X shall survive such termination and the resignation or removal of the Warrant Agent.

Section 10.12 Waiver of Trial by Jury. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement and the transactions contemplated hereby.

Section 10.13 Severability. In the event that anyone or more of the provisions contained herein or in the Warrants, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein and therein shall not be affected or impaired thereby.

Section 10.14 Attorneys’ Fees. In any action or proceeding brought to enforce any provisions of this Agreement or any Warrant, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees and disbursements in addition to its costs and expenses and any other available remedy.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

GREENHUNTER ENERGY, INC.

By:
Name:
Title:

SECURITIES TRANSFER CORPORATION

By:
Name:
Title:

EXHIBIT A-1

FORM OF WARRANT STATEMENT

[WARRANT AGENT TO PROVIDE FORM]

EXHIBIT A-2

FORM OF FACE OF GLOBAL WARRANT CERTIFICATE

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON                         , 2015

This Global Warrant Certificate is held by The Depository Trust Company (the “Depositary”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (i) this Global Warrant Certificate may be exchanged in whole but not in part pursuant to Section 6.1(a) of the Warrant Agreement, (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 6.1(h) of the Warrant Agreement and (iii) this Global Warrant Certificate may be transferred to a successor Depositary with the prior written consent of the Company.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of                          or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to                          or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful because the registered owner hereof,                         , has an interest herein.

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor’s nominee, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Section 6 of the Warrant Agreement.

No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until such provisions have been complied with.

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT) ARE SUBJECT TO ADDITIONAL AGREEMENTS SET FORTH IN THE WARRANT AGREEMENT DATED AS OF                         , 2012, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE “WARRANT AGREEMENT”).

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO

5:00 P.M., NEW YORK CITY TIME, ON                         , 2015

WARRANT TO PURCHASE

[            ] SHARES OF COMMON STOCK OF

GREENHUNTER ENERGY, INC.

CUSIP # 39530A104

ISSUED DATE:                         , 2012

No.

This certifies that, for value received,                         , and its registered assigns (collectively, the “Registered Holder”), is entitled to purchase from GreenHunter Energy, Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”), subject to the terms and conditions hereof, at any time before 5:00 p.m., New York time, on                         , 2015, the number of fully paid and non-assessable shares of Common Stock of the Company set forth above at the Exercise Price (as defined in the Warrant Agreement). The Exercise Price and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article V of the Warrant Agreement. The initial Exercise Price shall be $2.00.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the          day of                         , 2012.

GREENHUNTER ENERGY, INC.

By:
Print Name:
Title:

Attest:
Secretary

SECURITIES TRANSFER CORPORATION,

    as Warrant Agent

By:
Name:
Title:

Address of Registered Holder for Notices (until changed in accordance with this Warrant):

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

FORM OF REVERSE OF WARRANT

The Warrant evidenced by this Warrant Certificate is a part of a duly authorized issue of Warrants to purchase [            ] shares of Common Stock issued pursuant to that the Warrant Agreement, a copy of which may be inspected at the Warrant Agent’s office. The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Registered Holders of the Warrants. All capitalized terms used on the face of this Warrant herein but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

Upon due presentment for registration of transfer of the Warrant at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company shall not be required to issue fractions of Warrant Shares or any certificates that evidence fractional Warrant Shares.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.

This Warrant does not entitle the Registered Holder to any of the rights of a stockholder of the Company.

The Company and Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

EXHIBIT B-1

EXERCISE FORM FOR REGISTERED HOLDERS

HOLDING BOOK-ENTRY WARRANTS

(To be executed upon exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by the Book-Entry Warrants, to purchase Warrant Shares and (check one):

☐	herewith tenders payment for of the Warrant Shares to the order of GreenHunter Energy, Inc. in the amount of $ in accordance with the terms of the Warrant Agreement and this Warrant; or

☐	herewith tenders this Warrant for Warrant Shares pursuant to the net issuance exercise provisions of Section 4.4(b) of the Warrant Agreement. This exercise and election shall ☐ be immediately effective or ☐ shall be effective as of 5:00 pm., New York time, on [insert date].

The undersigned requests that [a statement representing] the Warrant Shares be delivered as follows:

Name
Address

Delivery Address (if different)

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, the undersigned requests that a new Book-Entry Warrant representing the balance of such Warrants shall be registered, with the appropriate Warrant Statement delivered as follows:

Name
Address

Delivery Address (if different)

Signature
Social Security or Other Taxpayer Identification Number of Holder

Note: If the statement representing the Warrant Shares or any Book-Entry Warrants representing Warrants not exercised is to be registered in a name other than that in which the Book-Entry Warrants are registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED BY:

EXHIBIT B-2

EXERCISE FORM FOR REGISTERED HOLDERS

HOLDING WARRANTS THROUGH THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT

IN THE DEPOSITORY TRUST COMPANY

(To be executed upon exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by                      Warrant held for its benefit through the book-entry facilities of The Depository Trust Company (the “Depositary”), to purchase Warrant Shares and (check one):

☐	herewith tenders payment for of the Warrant Shares to the order of GreenHunter Energy, Inc. in the amount of $ in accordance with the terms of the Warrant Agreement and this Warrant; or

☐	herewith tenders this Warrant for Warrant Shares pursuant to the net issuance exercise provisions of Section 4.4(b) of the Warrant Agreement. This exercise and election shall ☐ be immediately effective or ☐ shall be effective as of 5:00 pm., New York time, on [insert date].

The undersigned requests that the Warrant Shares issuable upon exercise of the Warrants be in registered form in the authorized denominations, registered in such names and delivered, ~l as specified in accordance with the instructions set forth below; provided, that if the Warrant Shares are evidenced by global securities, the Warrant Shares shall be registered in the name of the Depositary or its nominee.

Dated:

NOTE: THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITARY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

NAME OF DIRECT PARTICIPANT IN THE DEPOSITARY:

                                                                                                             (PLEASE PRINT)

ADDRESS:

CONTACT NAME:

ADDRESS:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT FROM WHICH WARRANTS ARE BEING DELIVERED:

DEPOSITARY ACCOUNT NO.:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

Countersigned:
Date: . 20

SECURITIES TRANSFER CORPORATION,
As Warrant Agent

Signature
Authorized Signatory

WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF “WARRANT EXERCISE”, WARRANT HOLDER DELIVERING WARRANTS, IF OTHER THAN THE DIRECT DTC PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:

                 (PLEASE PRINT)

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT TO WHICH THE SHARES OF COMMON STOCK ARE TO BE CREDITED:

DEPOSITARY ACCOUNT NO.:

FILL IN FOR DELIVERY OF THE COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:

(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

NUMBER OF WARRANTS BEING EXERCISED:

(ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)

Signature:

Name:

Capacity in which Signing:

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

EXHIBIT C

FORM OF ASSIGNMENT

(To be executed only upon assignment of Warrant)

For value received,                                          hereby sells, assigns and transfers unto the Assignee(s) named below the rights represented by such Warrant to purchase number of Warrant Shares listed opposite the respective name(s) of the Assignee(s) named below and all other rights of the Registered Holder under the within Warrant, and does hereby irrevocably constitute and appoint attorney, to transfer said Warrant on the books of the within-named Company with respect to the number of Warrant Shares set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	No. of Warrant Shares

And if said number of Warrant Shares shall not be all the Warrant Shares represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrant Shares registered by said Warrant.

Dated: , 20	Signature
Note: The above signature should correspond exactly with the name on the face of this Warrant